UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2012

DFC Global Corp.

(Exact name of registrant as specified in charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300 Berwyn, Pennsylvania		19312
(Address of principal executive offices)		(Zip Code)

610-296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On December 5, 2012, the Board of Directors (the “Board”) of DFC Global Corp. (the “Company”) increased the size of the Board from six to seven members and appointed Edward A. Evans as a Class C member of the Board to fill the newly-created vacancy, effective immediately. The Board also appointed Mr. Evans to serve on the Human Resources and Compensation Committee of the Board. Mr. Evans will receive the standard compensation for non-employee directors for service on the Board and as a member of the Human Resources and Compensation Committee. There is no arrangement or understanding between Mr. Evans and any other persons pursuant to which Mr. Evans was selected as a director. There are no transactions in which Mr. Evans has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Evans, age 60, has served as Executive Vice President and Chief Human Resources Officer for Univar, Inc., a global distributor of commodity and specialty chemistry since January 2010. Prior to joining Univar, Mr. Evans served as Executive Vice President and Chief Personnel Officer at Allied Waste Industries, Inc., a waste and recycling management company, and its successor by merger Republic Services, Inc., from September 2005 until February 2009.

Appointment of Lead Independent Director

On November 8, 2012, the Board established the role of Lead Independent Director and appointed John Gavin to fill the position, effective immediately. Mr. Gavin has been a director of the Company since 2007.

Amendment and Restatement of Deferred Compensation Plan

On December 5, 2012, the Board also approved an amendment and restatement of the DFC Global Corp. Deferred Compensation Plan (the “Deferred Compensation Plan”) to incorporate certain design, clarifying and administrative changes. The changes to the Deferred Compensation Plan include (i) clarifying the ability of participants on international assignment to continue participating in the Deferred Compensation Plan, (ii) increasing the number of permissible scheduled distribution accounts (which provide for payment in a calendar year elected by the participant at the time amounts are deferred) from three to five, (iii) permitting participants to allocate deferrals to multiple scheduled distribution accounts during a single year, (iv) reducing the minimum deferral period for scheduled distribution accounts from three years to two years, (v) increasing the latest date that a participant may elect payment of a scheduled distribution account to age 70, and (vi) removing provisions relating to the automatic vesting of Company contributions upon a participant’s retirement, death or disability.

The public announcement regarding the appointment of Mr. Evans as a director and Mr. Gavin as the Lead Independent Director was made by means of a press release on December 5, 2012, the text of which is set forth in Exhibit 99.1 to this Form 8-K. This summary of the amendments made to the Deferred Compensation Plan is qualified in its entirety by reference to the full text of the Deferred Compensation Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	DFC Global Corp. Deferred Compensation Plan, as Amended and Restated

99.1	Press Release issued by DFC Global Corp. on December 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: December 6, 2012	By:	/s/ William M. Athas
	Name:	William M. Athas
	Title:	Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	DFC Global Corp. Deferred Compensation Plan, as Amended and Restated

99.1	Press Release issued by DFC Global Corp. on December 5, 2012